EXHIBIT 99.4

WRITTEN CONSENT TO ACTION OF ALL THE DIRECTORS OF
CENTOR, INC.
A NEVADA CORPORATION

The undersigned Director, being all the Directors of Centor, Inc., a Nevada corporation, pursuant to the by-laws of the Corporation, hereby consents to the following action, , and waives all notice or other meeting requirements.

2)	Election of New Directors

RESOLVED, that the number of directors of the Corporation set at three directors to serve immediately until the next annual meeting of the shareholders, or until removed by other action as allowed by the corporate bylaws; and be it

RESOLVED FURTHER, that the following individuals be appointed members of the board to fill the new positions:

Michael Sullivan

Dated: This 5th day of December 2013

The undersigned, being all the Directors of Centor, Inc., waives the required notice of meeting and consents to all actions taken hereby.

/s/ Bradley Wilson
_____________________
Bradley Wilson, Director

/s/ Frederick Da Silva
______________________
Frederick Da Silva, Director